UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2026

Mobility Global Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	001-43276	39-4621962
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)
5860 Trinity Parkway, Suite 600, Centreville, VA 20120
(Address of Principal Executive Offices) (Zip Code)
(703) 934-2664
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common stock (par value $0.01 per share)	MBGL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the
Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934
(§240.12b-2 of this chapter).
Emerging growth company            ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
Section 13(a) of the Exchange Act.                                          ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.
On October 21, 2026, the Nominating and Compensation Committee of the Board of Directors of Mobility Global Inc. (the
“Company”) approved one-time restricted stock unit (“RSU”) awards to be granted to Scott Fredericks, President,
CARFAX, and Joseph S. LaFeir, President, Mobility Business Solutions, on December 1, 2026 under the Company’s 2026
Long Term Incentive Plan. The award values will be $1,250,000 for Mr. Fredericks and $1,000,000 for Mr. LaFeir. The
awards will vest in three equal annual installments over the three-year period following the grant date, and will be subject to other terms and conditions as set forth in an award agreement.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form
8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

Mobility Global Inc.

	By:	/s/ Taptesh (Tasha) K. Matharu

Name: Taptesh (Tasha) K. Matharu
Dated: October 23, 2026		Title: Chief Legal Officer